Exhibit 99.1

Walker & Dunlop Reports 67% Growth in Transaction Volume

As Revenue Grows 21% to $341 Million

SECOND QUARTER 2022 HIGHLIGHTS

●	Total transaction volume of $22.5 billion, up 67% from Q2’21
●	Total revenues of $340.8 million, up 21% from Q2’21
●	Net income of $54.3 million and diluted earnings per share of $1.61, down 3% and 7%, respectively, from Q2’21
●	Adjusted EBITDA[1] of $94.8 million, up 43% from Q2’21
●	Servicing portfolio of $119.0 billion at June 30, 2022 up 6% from June 30, 2021
●	Declared quarterly dividend of $0.60 per share for the third quarter

YEAR-TO-DATE 2022 HIGHLIGHTS

●	Total transaction volume of $35.2 billion, up 56% from 2021
●	Total revenues of $660.3 million, up 31% from 2021
●	Net income of $125.5 million and diluted earnings per share of $3.73, up 10% and 6%, respectively, from 2021
●	Adjusted EBITDA[1] of $157.5 million, up 24% from 2021

BETHESDA, MD – August 4, 2022 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company” or “W&D”) reported total revenues of $340.8 million for the second quarter of 2022, an increase of 21% year over year. Second quarter total transaction volume was $22.5 billion, up 67% year over year, reflecting the Company’s expanding brand and ability to meet more of its client’s needs. Net income for the second quarter of 2022 was $54.3 million or $1.61 per diluted share, down 3% and 7%, respectively, from the second quarter of 2021, predominantly due to a decrease in non-cash mortgage servicing rights revenues. Second quarter 2022 adjusted EBITDA1 was $94.8 million, up 43% over the same period in 2021, driven by growth in cash revenues from services businesses. The Company’s Board of Directors declared a dividend of $0.60 per share for the third quarter of 2022. The Company had $151.3 million of cash as of June 30, 2022.

“Our exceptional second quarter financial results demonstrate the strong return on investment we’ve made in our people, brand, and technology over the past few years,” commented Willy Walker, Chairman and CEO. “The dramatic growth in our origination volume led to adjusted EBITDA growth of 43% year over year, reflecting our transition from a lending-centric mortgage bank to a broader, technology-enabled financial services company.”

Mr. Walker continued, “The multifamily market continues to perform exceptionally well from a credit and fundamentals standpoint. W&D enters the second half of 2022 with very strong pipelines across our business, particularly with the GSEs and HUD which supply counter-cyclical liquidity as other capital providers struggle to digest rising rates and recessionary fears. Walker & Dunlop’s business model is designed to perform through all cycles, with outperformance in both the pandemic-hobbled year of 2020 and Fed-induced free money year of 2021 as two dramatically different examples. The investments we’ve made in people, brand and technology have made us more relevant to our clients today than ever before, driving dramatic growth in our banking and brokerage volumes. The breadth of our platform, investments we continue to make in emerging, technologically-driven businesses, and corporate culture set us apart from the competition and will continue to drive financial success over the coming years.”

Second quarter 2022 Earnings Release

CONSOLIDATED SECOND QUARTER 2022 OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q2 2022	Q2 2021	$ Variance	% Variance
Fannie Mae	$3,918,400	$1,911,976	$2,006,424	105%
Freddie Mac	1,141,034	1,003,319	137,715	14
Ginnie Mae - HUD	201,483	672,574	(471,091)	(70)
Brokered (2)	9,258,490	6,280,578	2,977,912	47
Principal Lending and Investing (3)	131,551	318,237	(186,686)	(59)
Debt financing volume	$14,650,958	$10,186,684	$4,464,274	44%
Property sales volume	7,892,062	3,341,532	4,550,530	136
Total transaction volume	$22,543,020	$13,528,216	$9,014,804	67%

Discussion of Results:

●	Total debt financing volume increased 44% from the second quarter of 2021. This increase is reflective of strong GSE and brokered debt financing volumes, which increased 74% and 47%, respectively, year over year.
●	GSE volumes were largely driven by a 105% increase in our Fannie Mae lending activity, which included a $1.9 billion portfolio in the second quarter of 2022. As a result, our combined GSE market share for the quarter increased to 15% and our year-to-date market share rose to 14%.
●	HUD debt financing volumes decreased in the second quarter of 2022, as continued high levels of inflation and an increasing interest-rate environment during the quarter made the HUD product a less favorable source of financing for our multifamily properties. Despite this decline, our Agency debt financing volume increased 47% quarter over quarter, indicating continued strength in the overall multifamily financing market.
●	The 47% increase in brokered volume in the second quarter of 2022 reflects our continued ability to meet our clients’ broad range of capital needs, strong demand for all commercial real estate property types, and the impacts of our investments in people, brand and technology. We continue to see a benefit from our investments in acquiring and recruiting commercial mortgage bankers, the significant amount of capital being invested into U.S. commercial real estate, and our valued relationships with commercial real estate capital providers.
●	Property sales volume increased 136% in the second quarter of 2022 due to the significant growth in our property sales team over the past year in key markets and strong investor appetite for multifamily assets.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q2 2022	Q2 2021	$ Variance	% Variance
Fannie Mae	$57,122,414	$51,077,660	$6,044,754	12%
Freddie Mac	36,886,666	37,887,969	(1,001,303)	(3)
Ginnie Mae - HUD	9,570,012	9,904,246	(334,234)	(3)
Brokered	15,190,315	13,129,969	2,060,346	16
Principal Lending and Investing	252,100	276,738	(24,638)	(9)
Total Servicing Portfolio	$119,021,507	$112,276,582	$6,744,925	6%
Assets under management	16,692,556	1,801,577	14,890,979	827
Total Managed Portfolio	$135,714,063	$114,078,159	$21,635,904	19%
Custodial escrow account balance at period end (in billions)	$2.3	$3.0
Weighted-average servicing fee rate (basis points)	24.9	24.5
Weighted-average remaining servicing portfolio term (years)	8.9	9.2

Second quarter 2022 Earnings Release

Discussion of Results:

●	Our servicing portfolio continues to expand as a result of the strong debt financing volume over the past 12 months, partially offset by payoffs of loans.
●	During the second quarter of 2022, we added $2.8 billion of net loans to our servicing portfolio, and over the past 12 months, we added $6.7 billion of net loans to our servicing portfolio, 90% of which were Fannie Mae loans.
●	$5.4 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans represent only 5% of the total portfolio, with a relatively low weighted-average servicing fee of 19.7 basis points.
●	The increase in the overall weighted-average servicing fee was primarily due to an increase in Fannie Mae loans as a percentage of the overall servicing portfolio year over year.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.3 billion as of June 30, 2022, compared to $1.2 billion as of June 30, 2021. We added net MSRs from originations of $2.2 million in the second quarter of 2022 and $63.2 million over the past 12 months.
●	Assets under management (“AUM”) as of June 30, 2022 consisted of $14.5 billion of Affordable funds, $1.3 billion of commercial real estate loans and funds, and $0.9 billion of loans in our interim lending joint venture. The year-over-year increase in AUM is driven by the acquisition of Alliant in the fourth quarter of 2021 that added $14.3 billion of Affordable assets under management upon closing.

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q2 2022	Q2 2021	$ Variance	% Variance
Walker & Dunlop net income	$54,286	$56,058	$(1,772)	(3)%
Adjusted EBITDA	94,844	66,514	28,330	43
Diluted EPS	$1.61	$1.73	$(0.12)	(7)%
Operating margin	22%	26%
Return on equity	14	18
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	50%
Other operating expenses	11	7

Discussion of Results:

●	The decrease in Walker & Dunlop net income was a result of a 1% decrease in income from operations and a 7% increase in income tax expense. Although we increased our revenues by 21%, expenses increased 29% due primarily to the direct and indirect costs from the acquisitions we have made over the past year. Income tax expense increased primarily due to (i) an increased estimated annual effective tax rate largely from increased executive compensation and (ii) a reduction in realizable excess tax benefits due to a lower number of stock option exercises.
●	The increase in adjusted EBITDA was a result of higher servicing fees, property sales broker fees, and fees earned from assets under management. These increases were offset by increased commission costs from the 67% growth in total transaction volumes and increases in other operating expenses.
●	Operating margin decreased due to the aforementioned decrease in income from operations, despite an increase in total revenues.
●	Return on equity declined due to a 26% increase in stockholders’ equity over the past year combined with the decrease in net income.
●	Other operating expenses as a percentage of total revenues increased due to our overall growth in the past year which included additional expenses from acquired subsidiaries and increases in travel and entertainment costs year over year as those costs have resumed to pre-pandemic levels in 2022.

Second quarter 2022 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q2 2022	Q2 2021	$ Variance	% Variance
At-risk servicing portfolio (7)	$51,905,985	$46,866,767	$5,039,218	11%
Maximum exposure to at-risk portfolio (8)	10,525,093	9,517,609	1,007,484	11
Defaulted loans	$78,659	$48,481	$30,178	62%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.15%	0.10%
Allowance for risk-sharing	0.09	0.13
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.46%	0.63%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased due to the significant level of Fannie Mae loans added to the portfolio during the past 12 months. As of June 30, 2022, there were two defaulted loans that were provisioned for in 2019 and one loan that was provisioned for in 2021. The two properties that defaulted in 2019 have been foreclosed on and final settlement of any losses will occur in the future upon disposition of the assets by Fannie Mae. The at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	The on-balance sheet interim loan portfolio, which is comprised of loans for which we have full risk of loss, was $252.1 million at June 30, 2022 compared to $276.7 million at June 30, 2021. There was one defaulted loan in our interim loan portfolio at June 30, 2022, which was provisioned for in the third quarter of 2020. All other loans in the on-balance sheet interim loan portfolio are current and performing as of June 30, 2022. The interim loan joint venture holds $0.9 billion of loans as of June 30, 2022, compared to $0.6 billion as of June 30, 2021. We share in a small portion of the risk of loss, and as of June 30, 2022, all loans in the interim loan joint venture are current and performing.

Second quarter 2022 Earnings Release

SECOND QUARTER 2022 - FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q2 2022	Q2 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$102,085	$105,583	$(3,498)	(3)%
Fair value of expected net cash flows from servicing, net ("MSR income")	51,949	61,849	(9,900)	(16)
Property sales broker fees	46,386	22,454	23,932	107
Net warehouse interest income, LHFS	3,707	2,884	823	29
Other revenues	3,895	3,135	760	24
Total revenues	$208,022	$195,905	$12,117	6%
Personnel	$138,913	$119,994	$18,919	16%
Amortization and depreciation	810	18	792	4,400
Other operating expenses	4,583	3,598	985	27
Total expenses	$144,306	$123,610	$20,696	17%
Income from operations	$63,716	$72,295	$(8,579)	(12)%
Income tax expense	16,476	17,739	(1,263)	(7)
Walker & Dunlop net income	$47,240	$54,556	$(7,316)	(13)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee margin (4)	0.71%	1.07%
MSR margin (5)	0.36	0.63
Agency MSR margin (6)	0.99	1.72
Key performance metrics:
Operating margin	31%	37%
Adjusted EBITDA	$16,880	$14,215	$2,665	19%

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, and appraisal and valuation services.

●	The decrease in loan origination fees and debt brokerage fees, net (“origination fees”) was the result of the decrease in our origination fee margin, partially offset by the increase in overall debt financing volume. The decline in the origination fee margin was largely due to the significant decline in HUD debt financing volume and the $1.9 billion Fannie Mae portfolio, which comprised just under 50% of our Fannie Mae debt financing volume for the quarter. Large portfolios such as the $1.9 billion Fannie Mae portfolio typically have lower origination fee margins, while HUD loans are our most profitable loan product.
●	The decrease in MSR income is attributable to the decrease in our MSR and Agency MSR margins, partially offset by the increase in overall debt financing volume. The decline the Agency MSR margin was primarily related to the $1.9 billion Fannie Mae portfolio, which had a lower servicing fee that is typical for large portfolios. The decrease in the MSR margin was the result of the decrease in the Agency MSR margin, coupled with an increase in our brokered debt financing volume as a percentage of overall debt financing volume.
●	The increase in property sales broker fees was driven by the 136% increase in property sales volume year over year, partially offset by a decrease in the property sales broker fee margin.

Second quarter 2022 Earnings Release

●	Personnel expense increased primarily as a result of (i) an increase in commissions expense due to the increase in property sales broker fees, partially offset by a decrease in origination fees; and (ii) an increase of $7.0 million in salaries and benefits costs due to (1) strategic acquisitions and hiring initiatives that contributed to an increase in our average bankers and brokers year over year. and (2) consolidating Apprise after our acquisition of GeoPhy, partially offset by a decrease in the accrual for subjective bonuses. The operating results for the second quarter of 2022 include compensation costs for Apprise, while the operating results for second quarter of 2021 do not as we accounted for our investment in Apprise under the equity method in 2021.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q2 2022	Q2 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$520	$1,889	$(1,369)	(72)%
Servicing fees	74,260	69,052	5,208	8
Investment management fees	10,282	3,815	6,467	170
Net warehouse interest income, LHFI	1,561	1,746	(185)	(11)
Escrow earnings and other interest income	6,648	1,768	4,880	276
Other revenues	39,280	6,885	32,395	471
Total revenues	$132,551	$85,155	$47,396	56%
Personnel	$21,881	$9,447	$12,434	132%
Amortization and depreciation	58,760	47,395	11,365	24
Provision (benefit) for credit losses	(4,840)	(4,326)	(514)	12
Other operating expenses	6,559	2,604	3,955	152
Total expenses	$82,360	$55,120	$27,240	49%
Income from operations	$50,191	$30,035	$20,156	67%
Income tax expense	12,850	7,475	5,375	72
Net income before noncontrolling interests	$37,341	$22,560	$14,781	66%
Less: net income (loss) from noncontrolling interests	(179)	—	(179)	N/A
Walker & Dunlop net income	$37,520	$22,560	$14,960	66%
Key performance metrics:
Operating margin	38%	35%
Adjusted EBITDA	$105,062	$73,703	$31,359	43%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, managing third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services, including housing market research.

●	The $6.7 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, combined with the increase in the servicing portfolio’s weighted-average servicing fee.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to higher short-term interest rates, partially offset by a slightly lower average escrow balance.
●	Other revenues and investment management fees increased principally due to the additions of fee income from Alliant and Zelman, with no comparable activity in the prior year as these acquisitions occurred in the second half of 2021.
●	Personnel expense increased year over year as principally a result of the acquisitions of Alliant and Zelman.
●	Amortization and depreciation increased as a result of the growth in the average balance of MSRs outstanding year over year and an increase in prepayment activity. Additionally, we had a $3.4 million increase in amortization of intangible assets from our strategic acquisitions in 2021.

Second quarter 2022 Earnings Release

●	The increase in other operating expenses was largely attributable to increases in office and other professional fees to support the continued growth in our operations as a result of recent acquisitions.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q2 2022	Q2 2021	$ Variance	% Variance
Escrow earnings and other interest income	$103	$55	$48	87%
Other revenues	172	296	(124)	(42)
Total revenues	$275	$351	$(76)	(22)%
Personnel	$7,574	$11,980	$(4,406)	(37)%
Amortization and depreciation	1,533	1,097	436	40
Interest expense on corporate debt	6,412	1,760	4,652	264
Other operating expenses	25,053	13,546	11,507	85
Total expenses	$40,572	$28,383	$12,189	43%
Income from operations	$(40,297)	$(28,032)	$(12,265)	44%
Income tax expense	(9,823)	(6,974)	(2,849)	41
Walker & Dunlop net income	$(30,474)	$(21,058)	$(9,416)	45%
Key performance metric:
Adjusted EBITDA	$(27,098)	$(21,404)	$(5,694)	27%

Corporate - Discussion of Quarterly Results:

●	Personnel expense decreased primarily due to a decrease in performance based variable compensation that is partially offset by increases in salaries and benefits due to the growth in our average headcount to support our growth and acquisitions.
●	In the fourth quarter of 2021, we refinanced our senior secured term loan and increased the principal balance from $292 million to $600 million. The term loan carries an interest rate of SOFR plus a 10-basis point credit spread adjustment (with a floor of 50 basis points) plus a 225 basis point spread, leading to additional interest expense in the second quarter of 2022 compared to the same period last year. In addition to the debt refinancing, we incurred additional interest expense related to a fixed-rate note payable assumed in the acquisition of Alliant in the fourth quarter of 2021.
●	Other operating expenses increased in the second quarter primarily due to: (i) an increase in legal and other professional fees and office expenses related to our recent acquisitions and overall growth; and (ii) an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic in the second quarter of 2021.

Second quarter 2022 Earnings Release

CONSOLIDATED YEAR-TO-DATE 2022 OPERATING RESULTS

YEAR-TO-DATE OPERATING RESULTS AND KEY PERFORMANCE METRICS
(dollars in thousands)	YTD Q2 2022	YTD Q2 2021	$ Variance	% Variance
Debt financing volume	$23,785,975	$17,835,303	$5,950,672	33%
Property sales volume	11,423,752	4,737,292	6,686,460	141
Total transaction volume	$35,209,727	$22,572,595	$12,637,132	56%
Total revenues	660,292	505,699	154,593	31
Total expenses	496,692	358,231	138,461	39
Walker & Dunlop net income	$125,495	$114,110	$11,385	10%
Adjusted EBITDA	157,480	127,181	30,299	24
Diluted EPS	$3.73	$3.52	$0.21	6%
Operating margin	25%	29%
Return on equity	16	19

Discussion of Results:

●	The increase in total transaction volume was primarily driven by a 72% increase in Fannie Mae debt financing volume, a 41% increase in brokered debt financing volume, and a 141% increase in property sales volume, partially offset by a 54% decline in HUD debt financing volume.
●	The increase in Walker & Dunlop net income was primarily a result of an 11% increase in income from operations.
●	The increase in adjusted EBITDA was largely driven by an increase in cash revenues from increased transaction volume and revenues from Alliant and Zelman, with no comparable revenue in the prior year, partially offset by increases in personnel expenses and other operating expenses from those aforementioned acquisitions.
●	Operating margin declined principally due to higher variable compensation costs resulting from the 56% growth in total transaction volume over the past year.
●	Return on equity declined due to a 26% increase in stockholders’ equity over the past year, partially offset by the increase in net income.

Second quarter 2022 Earnings Release

YEAR-TO-DATE 2022 - FINANCIAL RESULTS BY SEGMENT

YEAR-TO-DATE FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	YTD Q2 2022	YTD Q2 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$183,908	$180,878	$3,030	2%
Fair value of expected net cash flows from servicing, net ("MSR income")	104,679	119,784	(15,105)	(13)
Property sales broker fees	69,784	31,496	38,288	122
Net warehouse interest income, LHFS	7,237	5,343	1,894	35
Other revenues	6,658	5,695	963	17
Total revenues	$372,266	$343,196	$29,070	8%
Personnel	$237,639	$192,629	$45,010	23%
Amortization and depreciation	810	539	271	50
Other operating expenses	10,694	7,000	3,694	53
Total expenses	$249,143	$200,168	$48,975	24%
Income from operations	$123,123	$143,028	$(19,905)	(14)%
Income tax expense	29,323	32,354	(3,031)	(9)
Walker & Dunlop net income	$93,800	$110,674	$(16,874)	(15)%

Capital Markets - Discussion of Year-to-Date Results:

●	The decrease in MSR income was primarily related to the decrease in the percentage of Agency debt financing volume year over year. Agency debt financing volume decreased from 38% in 2021 to 36% in 2022. Additionally, the profitability of our debt financing volume declined.
●	The increase in property sales broker fees was driven by the 141% increase in property sales volume year over year, partially offset by a decline in the property sales broker fee margin.
●	Personnel expense increased primarily as a result of (i) an increase in commissions expense due to the increases in origination fees and property sales broker fees; (ii) an increase in salaries and benefits costs due to strategic acquisitions and hiring initiatives that contributed to an increase in total bankers and brokers year over year; and (iii) an increase in total compensation costs as a result of consolidating Apprise after our acquisition of GeoPhy. The operating results for the year-to-date period in 2022 include compensation costs for Apprise, while the operating results for the same period in 2021 do not as we accounted for our investment in Apprise under the equity method in the prior year.
●	The increase in other operating expenses was largely attributable to increases in travel and entertainment, which are attributable to our overall growth over the past year and low costs in this area in the first half of 2021 due to the pandemic.

Second quarter 2022 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	YTD Q2 2022	YTD Q2 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$1,007	$2,473	$(1,466)	(59)%
Servicing fees	146,941	135,030	11,911	9
Investment management fees	22,930	6,551	16,379	250
Net warehouse interest income, LHFI	2,804	3,842	(1,038)	(27)
Escrow earnings and other interest income	8,406	3,767	4,639	123
Other revenues	61,529	11,657	49,872	428
Total revenues	$243,617	$163,320	$80,297	49%
Personnel	$40,519	$16,558	$23,961	145%
Amortization and depreciation	113,691	92,773	20,918	23
Provision (benefit) for credit losses	(14,338)	(15,646)	1,308	(8)
Other operating expenses	12,678	4,857	7,821	161
Total expenses	$152,550	$98,542	$54,008	55%
Income from operations	$91,067	$64,778	$26,289	41%
Income tax expense	21,689	14,653	7,036	48
Net income before noncontrolling interests	$69,378	$50,125	$19,253	38%
Less: net income (loss) from noncontrolling interests	(858)	—	(858)	N/A
Walker & Dunlop net income	$70,236	$50,125	$20,111	40%

Servicing & Asset Management - Discussion of Year-to-Date Results:

●	The $6.7 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, combined with an increase in the servicing portfolio’s weighted-average servicing fee.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to higher short-term interest rates.
●	Other revenues and investment management fees increased principally due to the additions of income from Alliant and Zelman, with no comparable activity in the prior year as these acquisitions occurred in the second half of 2021.
●	Personnel expense increased substantially year over year as a result of increased compensation costs due to our acquisitions and hiring initiatives.
●	Amortization and depreciation increased as a result of the growth in the average balance of MSRs outstanding year over year and an increase in prepayment activity. Additionally, we had a $6.8 million increase in amortization of intangible assets from our strategic acquisitions in 2021.
●	The increase in other operating expenses was largely attributable to increases in office expenses and other professional fees to support the continued growth in our operations.

Second quarter 2022 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	YTD Q2 2022	YTD Q2 2021	$ Variance	% Variance
Escrow earnings and other interest income	$148	$173	$(25)	(14)%
Other revenues	44,261	(990)	45,251	(4,571)
Total revenues	$44,409	$(817)	$45,226	(5,536)%
Personnel	$34,391	$28,449	$5,942	21%
Amortization and depreciation	2,754	2,069	685	33
Interest expense on corporate debt	12,817	3,525	9,292	264
Other operating expenses	45,037	25,478	19,559	77
Total expenses	$94,999	$59,521	$35,478	60%
Income from operations	$(50,590)	$(60,338)	$9,748	(16)%
Income tax expense	(12,049)	(13,649)	1,600	(12)
Walker & Dunlop net income	$(38,541)	$(46,689)	$8,148	(17)%

Corporate - Discussion of Year-to-Date Results:

●	As part of the GeoPhy acquisition, we acquired the other 50% ownership interest in Apprise. The revaluation of our existing 50% ownership interest in Apprise resulted in a $39.6 million increase in other revenues. The remaining increase principally relates to income from our other equity method investments.
●	Personnel expense increased primarily as a result of (i) increased salaries and benefits costs due to an increase in the average headcount year over year; and (ii) an increase in stock-based compensation expense associated with our performance share plans due to our financial performance and increased headcount, partially offset by a decrease in compensation expense related to the Company’s deferred compensation plan due to declines in the fair value of the assets held by participants in the plan.
●	Interest expense on corporate debt increased due to the increase in the principal balance of our debt outstanding in the fourth quarter of 2021 and the assumption of Alliant’s note payable following the acquisition in the fourth quarter of 2021.
●	Other operating expenses increased due to: (i) an increase in legal and other professional fees and office expenses related to our recent acquisitions and overall growth, (ii) an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic in the first half of 2021, and (iii) rent-related costs due to the lease for our new headquarters.

Second quarter 2022 Earnings Release

CAPITAL SOURCES AND USES

On August 3, 2022, the Company’s Board of Directors declared a dividend of $0.60 per share for the third quarter of 2022. The dividend will be paid on September 2, 2022 to all holders of record of the Company’s restricted and unrestricted common stock as of August 18, 2022.

On February 2, 2022, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over the coming one-year period (“2022 Share Repurchase Program”). During the first quarter of 2022, the Company did not repurchase any shares of its common stock under the 2022 Share Repurchase Program. During the second quarter of 2022, the Company repurchased 0.1 million shares of its common stock under the share repurchase program at a weighted average price of $101.77 per share and immediately retired the shares, reducing stockholders’ equity by $11.1 million. As of June 30, 2022, the Company had $63.9 million of authorized share repurchase capacity remaining under the 2022 Share Repurchase Program.

Any future purchases made pursuant to the 2022 Share Repurchase Program will be made in the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(3)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and WDIP separate accounts.
(4)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(5)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(8)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Second quarter 2022 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Thursday, August 4, 2022 at 8:30 a.m. Eastern time. Listeners can access the webcast via the link: https://walkerdunlop.zoom.us/webinar/register/WN_3KzScGmYQ1eHcJbaPOUnDg or by dialing +1 408 901 0584, Webinar ID 844 4342 0334, Password 270631. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest providers of capital to the commercial real estate industry in the United States, enabling real estate owners and operators to bring their visions of communities — where people live, work, shop and play — to life. Our people, brand, and technology make W&D one of the most insightful and customer-focused firms in our industry.  With more than 1,400 employees across every major U.S. market, Walker & Dunlop has consistently been named one of Fortune's Great Places to Work® and is committed to making the commercial real estate industry more inclusive and diverse while creating meaningful social, environmental, and economic change in our communities.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA in addition to, and not as an alternative for, net income. Adjusted EBITDA represents net income before income taxes, interest expense on our term loan facility and Alliant’s note payable, and amortization and depreciation, adjusted for provision (benefit) for credit losses net of write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, and non-cash charges associated with the extinguishment of long-term debt, and the gain associated with the revaluation of our previously held equity-method investment in connection with our acquisition of GeoPhy. Because not all companies use identical calculations, our presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants.

We use adjusted EBITDA to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that this non-GAAP measure, when read in conjunction with the Company's GAAP financials, provides useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

We believe that adjusted EBITDA has limitations in that it does not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that adjusted EBITDA should only be used to evaluate the Company's results of operations in conjunction with net income on both a consolidated and segment basis. For more information on adjusted EBITDA, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,”

Second quarter 2022 Earnings Release

“estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (3) our ability to retain and attract loan originators and other professionals, (4) risks related to our recently completed acquisitions, including our ability to integrate and achieve the expected benefits of such acquisitions, and (5) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Second quarter 2022 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
(in thousands)
Assets
Cash and cash equivalents	$151,252	$141,375	$305,635	$318,188	$326,518
Restricted cash	34,361	41,584	42,812	34,875	15,842
Pledged securities, at fair value	149,560	148,647	148,996	148,774	146,548
Loans held for sale, at fair value	931,516	703,629	1,811,586	2,711,900	1,718,444
Loans held for investment, net	247,243	216,620	269,125	233,685	272,033
Mortgage servicing rights	978,745	976,554	953,845	929,825	915,519
Goodwill	937,881	908,744	698,635	333,249	266,465
Other intangible assets	207,024	211,405	183,904	8,454	1,553
Derivative assets	59,810	112,023	37,364	85,486	36,751
Receivables, net	236,786	249,305	212,019	106,228	80,196
Committed investments in tax credit equity	187,393	223,771	177,322	—	—
Other assets, net	413,201	405,974	364,746	206,198	163,252
Total assets	$4,534,772	$4,339,631	$5,205,989	$5,116,862	$3,943,121

Liabilities
Warehouse notes payable	$1,125,677	$924,280	$1,941,572	$2,848,579	$1,823,982
Notes payable	719,210	726,555	740,174	289,763	290,498
Allowance for risk-sharing obligations	48,475	53,244	62,636	61,607	60,329
Derivative liabilities	17,176	12,400	6,403	13,263	30,411
Commitments to fund investments in tax credit equity	173,740	206,605	162,747	—	—
Other liabilities	784,719	779,376	714,250	519,714	444,406
Total liabilities	$2,868,997	$2,702,460	$3,627,782	$3,732,926	$2,649,626

Stockholders' Equity
Common stock	$323	$324	$320	$312	$310
Additional paid-in capital	403,668	387,009	393,022	271,562	255,676
Accumulated other comprehensive income (loss)	(222)	1,588	2,558	2,737	2,578
Retained earnings	1,229,712	1,205,384	1,154,252	1,090,506	1,034,931
Total stockholders’ equity	$1,633,481	$1,594,305	$1,550,152	$1,365,117	$1,293,495
Noncontrolling interests	32,294	42,866	28,055	18,819	—
Total equity	$1,665,775	$1,637,171	$1,578,207	$1,383,936	$1,293,495
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,534,772	$4,339,631	$5,205,989	$5,116,862	$3,943,121

Second quarter 2022 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share amounts)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
Revenues
Loan origination and debt brokerage fees, net	$102,605	$82,310	$139,421	$123,242	$107,472	$184,915	$183,351
Fair value of expected net cash flows from servicing, net ("MSR income")	51,949	52,730	77,879	89,482	61,849	104,679	119,784
Servicing fees	74,260	72,681	72,808	70,628	69,052	146,941	135,030
Property sales broker fees	46,386	23,398	54,808	33,677	22,454	69,784	31,496
Investment management fees	10,282	12,648	13,699	2,564	3,815	22,930	6,551
Net warehouse interest income	5,268	4,773	7,340	5,583	4,630	10,041	9,185
Escrow earnings and other interest income	6,751	1,803	2,178	2,032	1,823	8,554	3,940
Other revenues	43,347	69,101	39,056	19,082	10,316	112,448	16,362
Total revenues	$340,848	$319,444	$407,189	$346,290	$281,411	$660,292	$505,699

Expenses
Personnel	$168,368	$144,181	$195,670	$170,181	$141,421	$312,549	$237,636
Amortization and depreciation	61,103	56,152	61,405	53,498	48,510	117,255	95,381
Provision (benefit) for credit losses	(4,840)	(9,498)	1,093	1,266	(4,326)	(14,338)	(15,646)
Interest expense on corporate debt	6,412	6,405	2,690	1,766	1,760	12,817	3,525
Other operating expenses	36,195	32,214	36,484	24,836	19,748	68,409	37,335
Total expenses	$267,238	$229,454	$297,342	$251,547	$207,113	$496,692	$358,231
Income from operations	$73,610	$89,990	$109,847	$94,743	$74,298	$163,600	$147,468
Income tax expense	19,503	19,460	30,117	22,953	18,240	38,963	33,358
Net income before noncontrolling interests	$54,107	$70,530	$79,730	$71,790	$56,058	$124,637	$114,110
Less: net income (loss) from noncontrolling interests	(179)	(679)	(201)	69	—	(858)	—
Walker & Dunlop net income	$54,286	$71,209	$79,931	$71,721	$56,058	$125,495	$114,110
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	(1,810)	(970)	(179)	159	768	(2,780)	610
Walker & Dunlop comprehensive income	$52,476	$70,239	$79,752	$71,880	$56,826	$122,715	$114,720

Basic earnings per share	$1.63	$2.14	$2.46	$2.23	$1.75	$3.77	$3.57
Diluted earnings per share	1.61	2.12	2.42	2.21	1.73	3.73	3.52
Cash dividends paid per common share	0.60	0.60	0.50	0.50	0.50	1.20	1.00

Basic weighted-average shares outstanding	32,388	32,219	31,343	31,064	31,019	32,304	30,922
Diluted weighted-average shares outstanding	32,694	32,617	31,956	31,459	31,370	32,657	31,322

Second quarter 2022 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share data)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$3,918,400	$1,998,374	$2,585,100	$3,271,765	$1,911,976	$5,916,774	$3,445,000
Freddie Mac	1,141,034	987,849	1,546,883	2,591,906	1,003,319	2,128,883	2,016,039
Ginnie Mae - HUD	201,483	391,693	523,899	522,093	672,574	593,176	1,294,707
Brokered (1)	9,258,490	5,643,081	12,684,294	6,402,862	6,280,578	14,901,571	10,583,070
Principal Lending and Investing (2)	131,551	114,020	474,873	472,142	318,237	245,571	496,487
Total Debt Financing Volume	$14,650,958	$9,135,017	$17,815,049	$13,260,768	$10,186,684	$23,785,975	$17,835,303
Property Sales Volume	7,892,062	3,531,690	9,287,312	5,230,093	3,341,532	11,423,752	4,737,292
Total Transaction Volume	$22,543,020	$12,666,707	$27,102,361	$18,490,861	$13,528,216	$35,209,727	$22,572,595

Key Performance Metrics:
Operating margin	22%	28%	27%	27%	26%	25%	29%
Return on equity	14	19	23	22	18	16	19
Walker & Dunlop net income	$54,286	$71,209	$79,931	$71,721	$56,058	$125,495	$114,110
Adjusted EBITDA (3)	94,844	62,636	109,667	72,430	66,514	157,480	127,181
Diluted EPS	1.61	2.12	2.42	2.21	1.73	3.73	3.52

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	45%	48%	49%	50%	47%	47%
Other operating expenses	11	10	9	7	7	10	7
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee margin (4)	0.71%	0.90%	0.80%	0.95%	1.07%	0.78%	1.04%
MSR margin (5)	0.36	0.58	0.45	0.70	0.63	0.44	0.69
Agency MSR margin (6)	0.99	1.56	1.67	1.40	1.72	1.21	1.77

Other Data:
Market capitalization at period end	$3,113,884	$4,192,900	$4,835,508	$3,540,501	$3,239,332
Closing share price at period end	$96.34	$129.42	$150.88	$113.50	$104.38
Average headcount	1,406	1,353	1,128	1,084	1027

Components of Servicing Portfolio (end of period):
Fannie Mae	$57,122,414	$54,000,550	$53,401,457	$52,317,953	$51,077,660
Freddie Mac	36,886,666	36,965,185	37,138,836	38,039,014	37,887,969
Ginnie Mae - HUD	9,570,012	9,954,262	9,889,289	9,894,893	9,904,246
Brokered (7)	15,190,315	15,115,619	15,035,439	13,429,801	13,129,969
Principal Lending and Investing (8)	252,100	221,649	235,543	238,713	276,738
Total Servicing Portfolio	$119,021,507	$116,257,265	$115,700,564	$113,920,374	$112,276,582
Assets under management (9)	16,692,556	16,687,112	16,437,865	2,309,332	1,801,577
Total Managed Portfolio	$135,714,063	$132,944,377	$132,138,429	$116,229,706	$114,078,159

Key Servicing Portfolio Metrics:
Custodial escrow account balance (in billions)	$2.3	$2.5	$3.7	$3.0	$3.0
Weighted-average servicing fee rate (basis points)	24.9	25.0	24.9	24.6	24.5
Weighted-average remaining servicing portfolio term (years)	8.9	9.1	9.2	9.2	9.2

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(5)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies.
(8)	Consists of interim loans not managed for our interim loan joint venture.
(9)	Alliant & WDIP assets under management and interim loans serviced for our interim loan joint venture. Alliant assets under management were acquired in December 2021.

Second quarter 2022 Earnings Release

KEY CREDIT METRICS

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2022	2022	2021	2021	2021
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$47,461,520	$46,194,756	$45,581,476	$44,069,885	$42,444,569
Fannie Mae Modified Risk	9,651,421	7,794,710	7,807,853	8,235,475	8,617,020
Freddie Mac Modified Risk	23,715	23,715	33,195	36,883	36,894
Total risk-sharing servicing portfolio	$57,136,656	$54,013,181	$53,422,524	$52,342,243	$51,098,483

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$9,473	$11,084	$12,127	$12,593	$16,071
Freddie Mac No Risk	36,862,951	36,941,470	37,105,641	38,002,131	37,851,075
GNMA - HUD No Risk	9,570,012	9,954,262	9,889,289	9,894,893	9,904,246
Brokered	15,190,315	15,115,619	15,035,438	13,429,801	13,129,969
Total non-risk-sharing servicing portfolio	$61,632,751	$62,022,435	$62,042,495	$61,339,418	$60,901,361
Total loans serviced for others	$118,769,407	$116,035,616	$115,465,019	$113,681,661	$111,999,844
Interim loans (full risk) servicing portfolio	252,100	221,649	235,543	238,713	276,738
Total servicing portfolio unpaid principal balance	$119,021,507	$116,257,265	$115,700,562	$113,920,374	$112,276,582

Interim Loan Joint Venture Managed Loans (1)	$899,287	$930,296	$848,196	$918,518	$629,532

At-risk servicing portfolio (2)	$51,905,985	$50,176,521	$49,573,263	$48,209,532	$46,866,767
Maximum exposure to at-risk portfolio (3)	10,525,093	10,178,454	10,056,584	9,784,054	9,517,609
Defaulted loans	78,659	78,659	78,659	48,481	48,481

Defaulted loans as a percentage of the at-risk portfolio	0.15%	0.16%	0.16%	0.10%	0.10%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.09	0.11	0.13	0.13	0.13
Allowance for risk-sharing as a percentage of maximum exposure	0.46	0.52	0.62	0.63	0.63

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Second quarter 2022 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$54,286	$71,209	$79,931	$71,721	$56,058	$125,495	$114,110
Income tax expense	19,503	19,460	30,117	22,953	18,240	38,963	33,358
Interest expense on corporate debt	6,412	6,405	2,690	1,766	1,760	12,817	3,525
Amortization and depreciation	61,103	56,152	61,405	53,498	48,510	117,255	95,381
Provision (benefit) for credit losses	(4,840)	(9,498)	1,093	1,266	(4,326)	(14,338)	(15,646)
Net write-offs	—	—	—	—	—	—	—
Stock-based compensation expense	10,329	11,279	9,637	10,708	8,121	21,608	16,237
Gain from revaluation of previously held equity-method investment	—	(39,641)	—	—	—	(39,641)	—
Unamortized issuance costs from corporate debt retirement	—	—	2,673	—	—	—	—
Fair value of expected net cash flows from servicing, net	(51,949)	(52,730)	(77,879)	(89,482)	(61,849)	(104,679)	(119,784)
Adjusted EBITDA	$94,844	$62,636	$109,667	$72,430	$66,514	$157,480	$127,181

Second quarter 2022 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$47,240	$54,556	$93,800	$110,674
Income tax expense	16,476	17,739	29,323	32,354
Amortization and depreciation	810	18	810	539
Stock-based compensation expense	4,303	3,751	8,882	7,563
Fair value of expected net cash flows from servicing, net	(51,949)	(61,849)	(104,679)	(119,784)
Adjusted EBITDA	$16,880	$14,215	$28,136	$31,346

	Servicing & Asset Management
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$37,520	$22,560	$70,236	$50,125
Income tax expense	12,850	7,475	21,689	14,653
Amortization and depreciation	58,760	47,395	113,691	92,773
Provision (benefit) for credit losses	(4,840)	(4,326)	(14,338)	(15,646)
Stock-based compensation expense	772	599	1,557	1,217
Adjusted EBITDA	$105,062	$73,703	$192,835	$143,122

	Corporate
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$(30,474)	$(21,058)	$(38,541)	$(46,689)
Income tax expense	(9,823)	(6,974)	(12,049)	(13,649)
Interest expense on corporate debt	6,412	1,760	12,817	3,525
Amortization and depreciation	1,533	1,097	2,754	2,069
Stock-based compensation expense	5,254	3,771	11,169	7,457
Gain from revaluation of previously held equity-method investment	—	—	(39,641)	—
Adjusted EBITDA	$(27,098)	$(21,404)	$(63,491)	$(47,287)